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                                                                EXHIBIT 24


                          FORD MOTOR CREDIT COMPANY

                           Certificate of Secretary


        The undersigned, Hurley D. Smith, Secretary of FORD MOTOR CREDIT COMPANY, a Delaware corporation (the "Company"), DOES HEREBY CERTIFY that the resolutions attached as Exhibit 1 to this Certificate were duly adopted by the Board of Directors of the Company on March 7, 1985, at a meeting duly called and held at which a quorum was present and acted throughout, and such resolutions have not been amended, modified, rescinded or revoked and are in full force and effect on the date hereof.

        WITNESS my hand and the seal of the Company this 22nd day of December, 1995.


                                           Hurley D. Smith
                                           ---------------------------
                                           Hurley D. Smith
                                           Secretary


(Corporate Seal)

LEGB13/14.2